UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BRIDGEPOINT EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-3551629
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

13500 Evening Creek Drive North, Suite 600, San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-156408

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.                    Description of Registrant’s Securities to be Registered.

The description of Common Stock, par value $0.01 per share, of Bridgepoint Education, Inc., a Delaware corporation (the “Registrant”), contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-156408), initially filed with the Securities and Exchange Commission on December 22, 2008, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.                    Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  March 30, 2009.

BRIDGEPOINT EDUCATION, INC.

By	/s/ Daniel J. Devine
Daniel J. Devine
Chief Financial Officer